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                                                                  EXHIBIT 4.2(a)
                              CASINO MAGIC CORP.

                       1992 INCENTIVE STOCK OPTION PLAN

1.   Purpose
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     The purpose of this Plan is to provide a means whereby Casino Magic Corp.
(the "Company") may be able to attract and retain persons of desired ability as employees and members of the Board of Directors of the Company by granting options to such persons to purchase stock in the Company, to motivate such employees through an increased personal interest in the Company to exert their best efforts an behalf of the Company, and where possible, to obtain for said employees the benefits accruing to such stock ownership pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and thus to advance the interests of the Company and benefit its shareholders.

2.   Administration of the Plan
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     The Plan shall be administered by the Company's Board of Directors, all of whom are disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or by a stock option committee appointed by the Board of Directors, comprised entirely of two or more directors, each of whom is a disinterested person within the meaning of Rule 16b-3.

3.   Grant of Options
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     The stock option committee or the Board of Directors of the Company
(hereinafter referred to as the "Board," as the case may be) is hereby authorized by majority vote of its members to issue options to purchase shares of the Company's common stock (the "Shares"), from time to time on the Company's behalf, to any one or more persons who at the date of such grant are employees of the Company, or of a parent or subsidiary thereof.

4.   Amount of Stock Subject to the Plan
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     The aggregate amount of common stock which may be purchased pursuant to options granted under this Plan shall be 3,700,000 of the Company's Shares.

5.   Limitation
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     Except for options granted hereunder which are designated as non-statutory, the amount of aggregate fair market value of the Shares (determined at the time of the grant of the option) with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under this Plan and any other plans of the Company under Section 422 of the Internal Revenue Code (including all such plans adopted by a parent or subsidiary corporation of the Company), shall not exceed $100,000.
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6.   Exercise of Option
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     (a)  The Board shall determine the manner and validity of the exercise of each option granted pursuant to this Plan. It shall have the power to make regulations for carrying out the Plan and to make such changes in such regulations as from time to time it deems proper. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by it, shall be final, binding and conclusive on the Company, its shareholders, all employees, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them.

     (b) Unless otherwise determined by the Board, any option granted pursuant to this Plan shall not be deemed to be exercised until the Company has received from the person to whom the option has been granted a written notice specifying the number of Shares to be purchased, accompanied by payment of the purchase price for such Shares, and other documentation as the company may reasonably require.

     (c) The date of receipt by the Company of such written notice and payment shall be the date of exercise of the option. If the payment price for Shares to be purchased under the Plan is tendered to the Company before the written notice specifying the number of Shares to be purchased has been received by the Company, the date of exercise shall be the date of receipt of such written notice and not the date of receipt of payment.

7.   Option Provisions
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     Each option granted under the Plan shall be evidenced by a Stock Option
Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Board:

     (a)  Payment and Price.  The full purchase price of the Shares acquired
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upon exercise of an option shall be paid in cash, certified check, or cashier's check. In the event shares of the Company's common stock are listed on the NASDAQ system or any exchange registered under the Securities Exchange Act of 1934 at the time all or any part of an option is exercised, in lieu of cash (and so long as the per share market price of shares of the Company's common stock is greater than the per share purchase price of an option), all or any part of the purchase price payable in respect of the Shares being purchased upon exercise of an option may be paid by exchanging for cancellation by the Company (i) a portion of an option which would otherwise remain exercisable immediately after such exchange or (ii) shares of the Company's common stock previously issued to the person exercising an option based on the fair market value of such shares on the first trading day immediately preceding the date of exercise of an option. The cash equivalent value of the portion of the option being so exchanged for Shares shall equal (x) the high bid price per share of the Company's common stock as quoted on the NASDAQ system, or the closing sale price per share of the Company's common stock as listed on an exchange registered under the Securities Exchange Act of 1934, on the first trading day immediately preceding the date of exercise, less (y) the then applicable per Share purchase price, the difference of which is (z) multiplied by the number of Shares purchasable under the portion of the option being so exchanged. The fair market value of any shares of the Company's common stock so exchanged shall be valued in accordance with the procedures set forth in (x) above. The

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purchase price of the Shares purchasable upon exercise of an incentive stock option shall equal the fair market value of the Shares on the date of the grant of such option, as determined by the Board. The purchase price of the Shares purchasable upon exercise of a non-statutory option shall equal at least eighty-five percent (85%) of the fair market value of the Shares on the date of the grant of such option, as determined by the Board.

     (b)  Grant Periods.  Any option under the Plan must be granted within ten
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(10) years from the date of the Plan's adoption by the Board of Directors of the
Company or approval by the shareholders, whichever is earlier.

     (c)  Exercise Periods.  Any option granted under the Plan must be exercised
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within a period established by the Board, which period shall not exceed ten (10)
years after such option has been granted, and may not in any event be exercised within one year of the date of grant thereof. Each option granted hereunder may be subject to exercise in such installments as may be set by the Board and, subject to any exercise limitations created by the installment provisions, the option may be exercised in whole or in part at any time during its term.

     (d)  10% Shareholders.  Except for options granted hereunder which are
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designated as non-statutory, in no event shall any option be granted to a person then owning more than 10% of the voting power of all classes of the Company's Shares unless such option is, by its terms, not exercisable after the expiration of five (5) years from the date of the grant thereof and the option price of such Shares is at least 110% of the fair market value of the Shares on the date when the option is granted.

     (e)  Compliance With Applicable Laws.  Exercise of any options granted
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hereunder shall be subject to compliance with all state and federal laws relating to the offer and sale of securities. In the event Shares subject to such options are not covered by an effective registration statement or qualifications under federal and applicable state securities laws, such options may be exercised only upon receipt from the optionee of certain representations made in writing to the Company as, in the opinion of counsel to the Company, may be reasonably required under the circumstances, including representations that at the time of such exercise the optionee intends to acquire such Shares for investment and not for distribution or resale.

     (f)  Rights of Optionee Before Exercise.  The holder of an option shall
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not have the rights of a shareholder with respect to the Shares covered by his or her option until such Shares have been issued to him or her upon exercise of an option.

     (g)  Rights of Optionee After Exercise.  The holder of an option shall
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have all the rights of a shareholder with respect to the Shares issued to him or her upon exercise of an option, except that such individual may not dispose of such Shares within two (2) years from the date of the granting of the option or within one (1) year after the exercise of the option; provided that such restriction on disposition under this subparagraph (g) shall not apply to Shares acquired upon the exercise of a non-statutory option.

     (h)  Employment.  At all times during the period beginning on the date of
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the granting of an option and ending on the date three (3) months before the date of the exercise

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of such option, any optionee under the Plan must have been an employee of the
Company, a parent or subsidiary corporation of the Company, or a corporation or a parent or subsidiary corporation of such Share corporation issuing or assuming a Share option in a transaction to which Section 424(a) of the Internal Revenue Code applies. The optionee shall agree to remain in the employ of the Company at the pleasure of the Company and at such compensation as may be reasonably determined from time to time by the Company, for a period of at least one year from the date the option is granted, except in case of earlier death, disability, or retirement at age 65. Nothing in the Plan or in any Stock Option Agreement entered into pursuant hereto shall be construed to confer upon any optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company as the employer to terminate his or her employment at any time.

     (i)  Termination of Employment.  If the optionee's employment is terminated
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other than by death, disability or discharge for cause, the optionee may, within three (3) months of such termination, exercise any unexercised portion of his or her option to the extent he or she was entitled to do so at the time of such termination. If termination of employment is effected by death of the optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death, by his or her executor or administrator or other person entitled by law to the optionee's rights under the option, at any time within three (3) months subsequent to the date of death. In the event the optionee's employment is terminated by reason of the optioinee's permanent and total disability, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of such termination at any time within one (1) year of such termination. In the event of termination of employment of the optionee by discharge for cause, the unexercised portion of an employee's option shall thereupon expire. A discharge for cause shall include a discharge for: dishonesty; the proven commission of a crime; breach of any employment agreement, or other agreement with or duty owed to the Company; disclosure of the affairs of the Company to someone other than another employee of the company or other person authorized by the Board of Directors; continued absence except for illness or disability; or gross insubordination. The decision of the Company's Board of Directors that cause exists as defined herein shall be final and conclusive and not subject to challenge by the optionee for purposes of effectuating any provisions of the Plan or option agreement. For the purpose of this Plan, transfer of employment between or among the Company, a parent or a subsidiary, shall not be deemed termination of employment. No option shall be exercisable subsequent to the date of expiration of the option term, and no option shall be exercisable subsequent to. the termination of the optionee's employment except as specifically provided in this subsection (i).

     (j)  Non-Transferability of Option.  No option shall be transferable by the
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optionee otherwise than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime, only by him or her.

     (k)  Shareholder Approval.  The effectiveness of this Plan is contingent
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upon its approval by the shareholders of the Company in accordance with Rule
16b-3(b) under the Exchange Act on or prior to the first regular meeting of shareholders held subsequent to the later of (i) the first registration of an equity security of the Company under Section 12 of the Exchange Act or (ii) the acquisition of an equity security for which an exemption under Rule


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16b-3 is claimed, but in any event, within twelve (12) months after the Plan is adopted by the Board of Directors. At the next regular or special meeting of the shareholders of the Company, to be called and held within the time period specified in the foregoing sentence, this Plan will be presented for consideration and approval by the shareholders.

8.   Termination of Plan
     -------------------

     The Plan shall terminate ten years after the date of its adoption by the Board of Directors of the Company or the date of its approval by the shareholders of the Company, whichever is earlier, except that with respect to each option granted under this Plan during such ten year period which is outstanding and not exercised as of the end of such ten year period, this Plan shall terminate upon the exercise or termination of such option.

9.   Stock Reserve
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     The Company shall at all times during the term of this Plan reserve and keep available such number of its Shares as will be sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of options granted hereunder.

10.  Non-Statutory Options
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     Options may be issued under the Plan which are designated non-statutory, and which will not constitute an "Incentive Stock Option" within the meaning of
Section 422 of the Internal Revenue Code.

11.  Options to Members of Board of Directors
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     The Board may grant options under this Plan, which are designated an non-
statutory, to persons who are at the time of such grant, members of the Company's Board of Directors, and who are not then employees of the Company.
The provisions of subparagraphs (h), (i) and (j) of Section 7 of this Plan shall not be applicable to any option granted to a member of the Board of Directors under this Section.

12.  Other Terms
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     Any option granted hereunder shall contain such other and additional terms and conditions, not inconsistent with the terms at this Plan, which are deemed necessary or desirable by the Board, or by legal counsel to the Company, and (except for options granted hereunder which are designated as non-statutory) such other terms shall include those which, together with the terms of this Plan, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code.

13.  Amendment of the Plan
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     Notwithstanding any other provision of this Plan, the Board of Directors may at any time terminate the Plan, or make, such modifications of the Plan as it shall deem advisable. However, the Board of Directors may not, without further approval by the shareholders of the Company's Shares, (i) materially increase the benefits accruing to participants under the


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Plan, (ii) materially increase the maximum number of Shares as to which options may be granted under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

14.  General Provisions
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     If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     Without amending the Plan, awards may be granted to employees who are foreign nationals or employed outside the United States or both on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan if such action will not jeopardize the qualified nature of the Plan.

     To the extent that federal laws (such as the Securities Exchange Act of 1934 or the Employment Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

15.  Reclassifications
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     If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of shares of common stock reserved for issuance under the Plan shall be proportionately adjusted.

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